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                                                                   Exhibit 23.1


                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Non-Employee Director Stock Option Award and Non-Employee Director Stock Option Plan of Landair Services, Inc., of our report dated February 9, 1996, with respect to the consolidated financial statements and schedule of Landair Services, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                       ERNST & YOUNG LLP




Nashville, Tennessee
May 3, 1996